UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2012

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry into a Material Definitive Agreement.

On December 6, 2012, Hillenbrand, Inc. (the “Company”) entered into an uncommitted Private Shelf Agreement (the “Shelf Agreement”) with Prudential Investment Management, Inc. (“Prudential”) and each other purchaser of Notes (as defined below) which becomes bound by the Shelf Agreement, pursuant to which the Company may offer to issue to Prudential and such other purchasers unsecured senior promissory notes (the “Notes”) in an aggregate principal amount of up to $150 million, to be dated the date of issue thereof, and to mature in the case of each Note so issued, no more than 12 years after the date of original issuance thereof.  No Notes have been issued under the Shelf Agreement.

Pursuant to the Shelf Agreement, the Notes are to have an average life of no more than 12 years after the date of original issuance thereof and are to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note so issued.  The period for issuing Notes under the Shelf Agreement is three years.  Any Notes issued under the Shelf Agreement will be guaranteed by certain of the Company’s domestic subsidiaries as described therein.

Any future net proceeds from the issuance of Notes will be used to finance working capital needs and for the general corporate purposes of the Company and its subsidiaries, including financing acquisitions.

The Shelf Agreement contains representations, warranties, covenants and events of default that are customary for agreements of this type and, with certain exceptions, are substantially similar to those contained in the Company’s Amended and Restated Credit Agreement, dated as of November 19, 2012 (as further amended, the “Credit Agreement”), among the Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and various other agents and lenders named therein.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K filed on November 21, 2012, and which is incorporated herein by reference.

The foregoing description of the Shelf Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such document, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: December 12, 2012	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: December 12, 2012	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel and Secretary